UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 24, 2010

CPI INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51928	75-3142681
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

811 Hansen Way, Palo Alto, CA	94303-1110
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 846-2900
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The Merger Agreement
On November 24, 2010, CPI International, Inc., a Delaware corporation (“CPI”), Catalyst Holdings, Inc., a Delaware corporation (“Catalyst”) and an affiliate of The Veritas Capital Fund IV, L.P., and Catalyst Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Catalyst (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge with and into CPI (the “Merger”), with CPI surviving as a wholly owned subsidiary of Catalyst.
As a result of the Merger, each share of CPI common stock will be converted at the closing into the right to receive $19.50 in cash (the “Merger Consideration”).
Subject to certain exceptions, unvested options to purchase CPI common stock will become fully vested immediately prior to the effective time of the Merger (“Effective Time”), and at (or, in the case of certain option holders, immediately after) the Effective Time, outstanding unexercised CPI stock options will be cancelled in exchange for a cash payment in an amount equal to the product of (x) the number of CPI shares subject to the option and (y) the excess, if any, of (A) $19.50 over (B) the exercise price per share subject to the option, less any applicable taxes. Subject to certain exceptions, each share of CPI restricted stock and each CPI restricted stock unit outstanding immediately prior to the effective time will vest in full and entitle the holder to receive $19.50 in cash, less applicable taxes.
The parties have made customary representations, warranties and covenants in the Merger Agreement, including (i) the agreement of CPI, subject to certain exceptions, to conduct its business in the ordinary course and not to engage in certain activities between the execution of the Merger Agreement and the consummation of the Merger and (ii) the agreement of CPI to not solicit or knowingly encourage alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide information in connection with, alternative transactions.
The completion of the Merger is subject to certain conditions, including, among others, (i) the adoption of the Merger Agreement by CPI’s stockholders, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain approvals under foreign anti-competition laws, (iv) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Catalyst and CPI, respectively, and (v) compliance by Catalyst and CPI with their respective obligations under the Merger Agreement. The completion of the Merger is not subject to a financing condition. However, generally, Catalyst will not be required to close the Merger until completion of a marketing period set forth in the Merger Agreement.
The Merger Agreement contains typical mutual termination rights, including termination by mutual agreement of the parties, for any final and nonappealable order or law enjoining or prohibiting or making illegal the Merger or for failure to obtain CPI stockholder approval. In addition, either party may terminate the Merger Agreement if the Merger is not consummated by April 15, 2011. In addition, the Merger Agreement may be terminated by Catalyst in the event that the CPI Board of Directors (“Board”) changes its recommendation. CPI may terminate the Merger Agreement in order to enter into a Superior Acquisition Proposal (as defined in the Merger Agreement). CPI may also terminate the Merger Agreement if all of the conditions precedent to Catalyst’s obligation to close have been satisfied or waived (other than conditions that by their terms are to be satisfied at the closing) and Catalyst does not complete the closing by the required date.
CPI has agreed to pay a termination fee upon termination of the Merger Agreement if, among other things, (i) Catalyst terminates the Merger Agreement due to a recommendation change by CPI’s Board, (ii) either party terminates the Merger Agreement because of the failure to obtain stockholder approval and before termination, the CPI Board changes its recommendation, or (iii) CPI terminates the Merger Agreement to enter into a Superior Acquisition Proposal. If the Merger Agreement is terminated in connection with a Superior Acquisition Proposal, then the termination fee payable by CPI is $13 million. A termination by Catalyst following a change of recommendation resulting from certain events, circumstances or developments unknown or not understood as of the date of the Merger Agreement results in a termination fee of $15 million. In addition, if the termination by Catalyst following a change in recommendation resulting from certain events, circumstances or developments unknown or not understood as of the date of the Merger Agreement occurs after the stockholder meeting to approve the Merger Agreement and the stockholders fail to approve the Merger Agreement, CPI will also be required to reimburse up to $2.5 million of Catalyst’s fees and expenses.
If CPI terminates the Merger Agreement under certain circumstances (including Catalyst’s failure to consummate the Merger by the required date following satisfaction or waiver of all conditions precedent to Catalyst’s obligation to close (other than conditions that by their terms are to be satisfied at the closing)), Catalyst must pay CPI a termination fee of $22.5 million; provided that this termination fee will be increased to $27.5 million if Catalyst has committed willful breach of the Merger Agreement. The Veritas Capital Fund IV, L.P. has executed a Limited Guarantee, dated November 24, 2010, pursuant to which it has guaranteed the payment by Catalyst of its termination fees, if and when due.
The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by this reference.
The Voting Agreement
On the same day as the Merger Agreement, Catalyst and certain stockholders of CPI (the “Stockholders”) entered into a Voting Agreement (the “Voting Agreement”) pursuant to which the Stockholders have agreed to vote 49.9% of the shares of CPI’s common stock in favor of the Merger, provided, however, that if CPI’s Board changes its recommendation with respect to the Merger due to certain events, circumstances or developments unknown or not understood as of the date of the Merger Agreement, the Stockholders are only obligated to vote 25% of the outstanding shares of CPI’s common stock in favor of the Merger and the remaining shares may be voted at the discretion of the Stockholders.

In addition, the Voting Agreement includes restrictions on the ability of the Stockholders to transfer their shares of CPI’s common stock before the Merger.
The Voting Agreement terminates upon the earliest of (i) the mutual agreement of the parties, (ii) the termination of the Merger Agreement or (iii) the effective time of the Merger.
The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by this reference.
The Merger Agreement and Voting Agreement incorporated by reference as an exhibit to this Form 8-K contain representations and warranties by each of the parties to the Merger Agreement and the Voting Agreement. These representations and warranties were made solely for the benefit of the other parties to such agreements and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of such agreement or such other date or dates as may be specified in such agreement.
Additional Information about the Transaction and Where to Find It
The Merger will be submitted to CPI’s stockholders for their consideration. In connection with the Merger, CPI intends to file relevant materials with the SEC, including the proxy statement and other relevant documents concerning the Merger. Investors and stockholders CPI are urged to read the proxy statement and other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to the documents because they will contain important information about CPI, Catalyst and the Merger.
The proxy statement, any other relevant materials (when they become available), and any other documents filed by CPI with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to CPI International, Inc., 811 Hansen Way, Palo Alto, California 94303, Attention: Investor Relations. Investors and stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.
Participants in Solicitations
CPI and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from stockholders of CPI in connection with the Merger. Information regarding CPI’s directors and executive officers is available in CPI’s proxy statement on Schedule 14A for its 2010 annual meeting of stockholders, which was filed with the SEC on January 20, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, beliefs or forecasts of future events. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward looking statements. Such differences may result from a variety of factors, including but not limited to:
•	developments beyond CPI’s control, including but not limited to: changes in domestic or global economic conditions, competitive conditions and consumer preferences; adverse weather conditions or natural disasters; health concerns; international, political or military developments; and technological developments.

•	legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated;

•	the possibility that the expected funding for the merger will not be obtained;

•	the possibility of disruption from the pending merger making it more difficult to maintain business and operational relationships; and

•	the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions.
Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of CPI for the fiscal year ended October 2, 2009, which was filed with the SEC on December 10, 2009, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by CPI.
As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The discussion in Item 1.01 above with respect to the treatment of outstanding CPI stock options, restricted stock awards and restricted stock units at the Effective Time is hereby incorporated into this Item 5.02 by reference.
Item 8.01. Other Information
On November 26, 2010, CPI issued a press release announcing the execution of the Merger Agreement, a copy of which press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
2.1	Agreement and Plan of Merger, by and among Catalyst Holdings, Inc., Catalyst Acquisition, Inc. and CPI International, Inc., dated as of November 24, 2010.

10.1	Voting Agreement by and among Catalyst Holdings, Inc. and the Stockholders named therein.

99.1	Press release of CPI International, Inc. dated November 26, 2010.

SIGNATURE
     Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI INTERNATIONAL, INC.
(Registrant)

Date: November 29, 2010	By:	/s/ Joel A. Littman Joel A. Littman
Chief Financial Officer